Nikola Initiates Comprehensive Voluntary Chapter 11 Sale Process

Nikola to pursue value-maximizing sale transactions for its operations

PHOENIX – February 19, 2025 – Nikola Corporation (Nasdaq: NKLA), a global leader in zero-emissions transportation and energy supply and infrastructure solutions, via the HYLA brand, today announced that the Company and certain of its subsidiaries have filed voluntary petitions under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Nikola has also filed a motion seeking authorization to pursue an auction and sale process under Section 363 of the U.S. Bankruptcy Code.

Nikola has filed a number of customary “first day” motions with the Court to ensure its limited operations are able to continue, including authorization to meet its obligations to employees, during the sale process. Subject to Court approval, the Company intends to continue certain limited directly provided (non-dealer) service and support operations for trucks currently in the field, including certain HYLA fueling operations through the end of March 2025. Thereafter, the Company will need one or more partners to support such activities.

Nikola enters Chapter 11 with approximately $47 million in cash on hand to fund the foregoing activities, implement the postpetition sale process, and exit Chapter 11 through a plan process. Given the Company’s liquidity profile and the anticipated expense of the cases and limited operations in Chapter 11, the Company intends to request authority from the Court to consummate a sale of its assets on a timeline that balances its liquidity needs with its significant prepetition marketing efforts to best position the Company to maximize value for its stakeholders.

“With the dedication of our employees and support from our partners, Nikola has taken significant steps to move zero-emissions transportation forward, including bringing the first commercially available Class 8 hydrogen fuel cell electric trucks to market in North America and developing the HYLA hydrogen refueling highway, connecting Northern California to Southern California,” said Steve Girsky, President and CEO of Nikola. “Our customers have accumulated approximately 3.3 million fleet miles across both our FCEV and BEV truck platforms and our HYLA fueling network has dispensed well over 330 metric tons of hydrogen. Like other companies in the electric vehicle industry, we have faced various market and macroeconomic factors that have impacted our ability to operate. In recent months, we have taken numerous actions to raise capital, reduce our liabilities, clean up our balance sheet and preserve cash to sustain our operations. Unfortunately, our very best efforts have not been enough to overcome these significant challenges, and the Board has determined that Chapter 11 represents the best possible path forward under the circumstances for the Company and its stakeholders.”

Nikola, together with its financial and legal advisors, engaged in an extensive analysis of all available and credible alternatives to identify a solution that would allow the business to sustain operations. Following months of actively pursuing these alternatives, the Company determined that a structured sale process represents the best possible solution to maximize the value of its assets. Nikola intends to market and sell all, substantially all, or a portion of its assets and effectuate an orderly wind down of its businesses.

The proposed bidding procedures, if approved by the Court, would allow interested parties to submit binding offers to acquire Nikola’s assets, purchased free and clear of Nikola’s indebtedness and certain liabilities. Interested parties could include both strategic and financial buyers, for whom substantial due diligence materials are available.

Additional information about this process and proposed asset sale, as well as other documents related to the Chapter 11 proceedings, is available on the website maintained by Epiq Corporate Restructuring, LLC, the Debtors’ claims and noticing agent, located at https://dm.epiq11.com/Nikola. Nikola’s legal counsel is Pillsbury Winthrop Shaw Pittman LLP and Potter Anderson & Corroon LLP, its investment banker is Houlihan Lokey Capital, Inc., and its financial advisor is M3 Partners. Interested parties should contact Drew M. Talarico and Marcus Bellows at Houlihan Lokey (nikola@hl.com) for additional information related to the auction and sale process and for access to due diligence materials.

ABOUT NIKOLA CORPORATION:
Nikola Corporation’s mission is clear: pioneering solutions for a zero-emissions world. As an integrated truck and energy company, Nikola is transforming commercial transportation, with our Class 8 vehicles, including battery-electric and hydrogen fuel cell electric trucks, and our energy brand, HYLA, driving the advancement of the complete hydrogen refueling ecosystem, covering supply, distribution and dispensing.

Nikola headquarters is based in Phoenix, Arizona with a manufacturing facility in Coolidge, Arizona.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws including, but not limited to, statements about: Nikola’s intent to continue service and support certain operations, including certain HYLA fueling operations, during the sale process and its beliefs regarding the length of time it expects to able to do so without partners; the board of director’s belief that chapter 11 represents the best possible path forward for Nikola and its stakeholders; Nikola’s belief that a structured sale process represents the best possible solution to maximize the value of its assets; Nikola’s intent to market and sell its assets on a timeline that balances its liquidity needs with its prepetition marketing efforts to best position the Company to maximize stakeholder value; the Company’s beliefs regarding an orderly wind down of its business; and expectations relating to the auction and sale process, and related bidding procedures. Forward-looking statements involve risks and uncertainties that may cause actual results or performance to differ materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: the approval by the court of our first day motions; risks and uncertainties regarding our ability to successfully consummate and complete a plan of reorganization under chapter 11; risks associated with the potential adverse impact of the bankruptcy proceedings on our business, financial condition, liquidity and results of operations; our ability to continue operating on a limited basis, maintain contracts that are critical to expected limited operations and meet financial obligations during the bankruptcy proceedings; the outcome and timing of the bankruptcy process and any potential sale of all or some of our assets; the effect of the filing of bankruptcy and any potential sale of all or some of our assets on our relationships with customers, suppliers, creditors, employees and other third parties; our expectations regarding liquidity and obligations, including our use of, and need for, cash and any other underlying assumptions; the length of time that Nikola will operate under chapter 11 and the continued availability of operating capital during such pendency; the ability of Nikola to obtain partners to continue limited operations; the impact of the chapter 11 case on the trading price and volatility of our common stock and the possible delisting of our common stock; any potential proceedings that may be brought by third parties in connection with the bankruptcy petitions or the potential sale of all or some of our assets; uncertainty regarding obtaining the bankruptcy court’s approval of the potential sale of all or some of our assets or other terms and conditions to any such potential sale; our ability to negotiate and obtain any financing, including debtor in possession funding, with lenders or creditors during the chapter 11 case and to comply with the restrictions imposed by the terms and conditions of the potential financing arrangements, if any; the timing or amount of any distributions, if any, to our stakeholders; our ability to retain senior management and other key personnel during the pendency of the chapter 11 case; and the other factors discussed in our reports, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and subsequent reports filed with the Securities and Exchange Commission. All forward-looking statements are based on information available to Nikola as of the date of this press release. Nikola undertakes no duty or obligation to update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contacts:

Media Inquiries:
press@nikolamotor.com

Corporate Communications for Nikola:
Gladstone Place Partners
Lauren Odell / Michael Landau
Phone: 212-230-5930
Email: Nikola@gladstoneplace.com